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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Edison Schools Inc., of our report dated August 22, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Edison Schools Inc., which is incorporated by reference in Edison Schools, Inc's Annual Report on Form 10-K for the year ended June 30, 2001.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Melville, NY
February 6, 2002